EXHIBIT 10.59

JACK HENRY & ASSOCIATES, INC.
2015 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

Date of Grant:                                __________________

Number of Restricted Shares Granted                    __________________

This Award Agreement dated ____________, is made by and between Jack Henry & Associates, Inc., a Delaware corporation (the "Company"), and ______________ ("Participant").
RECITALS:
A.    Effective November 10, 2015, the Company's stockholders approved the Jack Henry & Associates, Inc. 2015 Equity Incentive Plan (the "Plan") pursuant to which the Company may, from time to time, grant Shares of Restricted Stock to eligible Service Providers of the Company and its Affiliates.
B.    Participant is a Service Provider of the Company or one of its Affiliates and the Company desires to encourage him/her to own Shares and to give him/her added incentive to advance the interests of the Company, and desires to grant Participant shares of Restricted Stock of the Company under the terms and conditions established by the Committee.
AGREEMENT:
In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1.    Incorporation of Plan. All provisions of this Award Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Committee therein provided. Capitalized terms used in this Award Agreement but not defined shall have the meaning set forth in the Plan.
2.    Grant of Restricted Stock. Subject to the conditions and restrictions set forth in this Award Agreement and in the Plan, the Company hereby grants to Participant that number of Shares of Restricted Stock identified above opposite the heading "Number of Restricted Shares Granted" (the "Restricted Shares").
3.     Consideration to the Company. In consideration of the granting of this Award by the Company, Participant agrees to render faithful and efficient services as a service provider to the Company. Nothing in this Award Agreement or in the Plan will confer upon Participant any right to continue as an employee of the Company or will interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate Participant's employment with the Company at any time for any reason whatsoever, with or without cause.
4.    Restrictions on Transfer/Vesting Date. Subject to any exceptions set forth in this Award Agreement or in the Plan, the Restricted Shares or the rights relating thereto may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, prior to the vesting date for such Restricted Shares (the "Vesting Date"), as identified below. On the Vesting Date, such restriction on transfer shall lapse and the Restricted Shares, if not previously

EXHIBIT 10.59

forfeited pursuant to Section 5 below, will become freely transferable under this Award Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Participant. Subject to any exceptions listed in this Award Agreement or in the Plan, the Restricted Shares shall become vested in accordance with the schedule set forth below:
Anniversary of Date of Grant        Number/Percentage of Shares Vested

___ Anniversary	___%
5.    Forfeiture Prior to Vesting. Unless otherwise provided herein, if Participant's position as a Service Provider with the Company or any of its Affiliates is terminated prior to the Vesting Date for one or more of the Restricted Shares, Participant will thereupon immediately forfeit any and all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company. Upon such forfeiture, Participant shall have no further rights under this Award Agreement. For purposes of this Award Agreement, transfer of employment between the Company and any of its Affiliates (or between Affiliates) does not constitute a termination of Participant's position as a Service Provider. If Participant's position as a Service Provider with the Company or any of its Affiliates is terminated by the Company or any of its Affiliates prior to the Vesting Date and due to Participant's death or Disability, all restrictions on the Restricted Shares will lapse and cease to be effective, as of the date of Participant's termination as a Service Provider.
6.    Issuance and Certificates. The Restricted Shares shall be issued in the name of Participant or a nominee of Participant as of the Date of Grant. To the extent the Company's Shares are issued in certificated form, one or more certificates representing the Restricted Shares shall bear a legend similar to the following:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND SUBJECT TO CERTAIN CONDITIONS UNDER THE JACK HENRY & ASSOCIATES, INC. 2015 EQUITY INCENTIVE PLAN AND THE APPLICABLE RESTRICTED STOCK AWARD AGREEMENT PURSUANT TO WHICH THE SHARES WERE ISSUED. THESE SHARES ARE SUBJECT TO A RISK OF FORFEITURE AND CANNOT BE SOLD, DONATED, TRANSFERRED OR IN ANY OTHER MANNER ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH PLAN AND AWARD AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF JACK HENRY & ASSOCIATES, INC.
7.    Dividends and Voting. Participant is entitled to (i) receive all dividends, payable in stock, in cash or in kind, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs on or after the Date of Grant hereunder and before any transfer or forfeiture of the Restricted Shares by Participant, provided that any such dividends paid in cash are to be held in escrow by the Company and, such cash dividends and distributions are to be subject to the same rights, restrictions on transfer and conditions regarding vesting and forfeiture as the Restricted Shares with respect to which such dividends or distributions are paid at the time of payment, and (ii) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs on or after the Date of Grant hereunder and prior to any transfer or forfeiture of such Restricted Shares. In the event of forfeiture by Participant of any or all of the Restricted Shares or any of the equity securities distributed to Participant with respect thereto, Participant forfeit all cash dividends held in escrow and relating to the underlying forfeited Restricted Shares and must returned to the Company any distributions previously paid to Participant with respect to such Restricted Shares.

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8.    Tax Withholding; Withholding with Stock. The Company's obligations to release Shares from any restriction hereunder is subject to the Participant's satisfaction of all applicable federal, state and local income and other tax (including Social Security and Medicare taxes) withholding requirements. Unless specifically denied by the Committee, Participant may elect to pay any portion of the required tax withholding amounts (or greater amounts if permitted by the Committee) by electing to transfer to the Company, Shares having a Fair Market Value on the withholding date equal to the minimum amount (or greater amount if permitted by the Committee) elected to be withheld by the Participant. Any withholding obligations satisfied through the withholding of Shares shall be in accordance with any rules or established procedures for election by Participant including any rules or restrictions relating to the period of time any previously acquired Shares have been held or owned, the timing of any elections, the irrevocability of any elections, or any special rules relating to Participant if Participant is an officer or trustee of the Company within the meaning of Section 16 of the 1934 Act.
9.    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construc-tion of this Award Agreement.
10.    Notice of I.R.C. Section 83(b) Election. If Participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"), Participant shall promptly notify the Company of such election and Participant shall be responsible for all reporting obligations to the Internal Revenue Service. Any such election must be made within thirty (30) days after the Date of Grant. If Participant elects to make a Section 83(b) Election, Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the US Internal Revenue Service. Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.
11.    Amendment. This Award Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Award Agreement.
12.    Governing Law. The laws of the State of Delaware will govern the interpretation, validity and performance of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws. Participant is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri to resolve any and all issues that may arise out of or relate to this Award Agreement.
13.    Clawback Policy. The Restricted Shares may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) or any other compensation clawback policy that is adopted by the Committee and that will require the Company to be able to claw back compensation paid to its executives under certain circumstances. Participant acknowledges that the Restricted Shares may be clawed back by the Company in accordance with any policies and procedures adopted by the Committee in order to comply with Dodd Frank or as set forth in this Award Agreement.
14.    Entire Agreement and Binding Effect. This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

[Signature page follows]

EXHIBIT 10.59

This Award Agreement has been executed and delivered by the parties hereto.

The Company:                            Participant:

JACK HENRY & ASSOCIATES, INC.

By:__________________________________            _________________________________
Name:
Title:
Address of the Participant:
_________________________________
_________________________________